Exhibit 10.3

PROMISSORY NOTE

$ 387,186.00

Salt Lake City, Utah

                      September 30, 2009

1.

FOR VALUE RECEIVED, Flexpoint Sensor Systems, Inc. hereinafter referred to as “Maker”, hereby unconditionally promises to pay to First Equity Holdings Corp., hereinafter referred to as “Holder”, or its order, at 2157 Lincoln St, Salt Lake City, Utah 84106, or such other place as designated by Holder, without set off or deduction, all sums up to a total of Three Hundred Eighty-seven Thousand One Hundred Eighty-six Dollars ($387,186.00) lent to Maker by Holder.  Said principal being payable as follows:

This Promissory Note (hereinafter the “Note”) is payable and Maker shall pay this Note in full including the principal balance, any accrued interest, and all other costs, fees and charges hereunder on or before March 31, 2011 (“Maturity Date”).  Except in the event Holder elects to extend the Maturity Date and Late Rate (as defined below), this Note shall bear interest at a rate equal to Ten Percent (10%) per annum.    This Promissory Note is secured by business equipment and at the Holder’s option may be converted to common stock of Flexpoint Sensor Systems, Inc.  at $.15 per share.

If any payment under this Note is not paid when due, the outstanding principal balance of this Note shall be immediately due and such unpaid amounts shall bear interest (“Late Rate”), from the date thereof until the date of such payment, at a rate per annum equal to fifteen percent (15%).

2.

Maker, at Maker’s option at any time, may prepay the amounts required herein.

3.

In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note is not satisfied or performed at the time and in the manner required, Holder, at Holder’s option and without notice or demand, may declare the entire principal balance, all amounts of accrued interest and all other amounts then due under the terms of this Note immediately due and payable.

4.

In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note is not satisfied or performed at the time and in the manner required, the defaulting party shall pay any and all costs and expenses (regardless of the particular nature thereof) which may be incurred by the Maker or Holder hereof in connection with the enforcement of any rights, including, without limitation, court costs and reasonable attorney’s fees.

5.

The Maker and endorser hereof waive presentment for payment, protest, demand, notice of protest, notice of dishonor and notice of nonpayment and expressly agree that this Note or any payment hereunder may be extended from time to time by the Holder hereof without in any way affecting the liability of such parties.  No course of dealing between the Maker and Holder in exercising any rights hereunder, shall operate as a waiver of rights of Holder.

6.

This Note shall inure to the benefit of and shall be binding upon respective successors and assigns of the Maker and Holder.

7.

This Note shall be construed in accordance with the laws of the State of Utah.

8.

In this Note, whenever the context requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

9.

This Note is secured by business equipment.

10.

Maker represents, warrants and covenants to Holder that: (i) this Note is the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its respective terms; (ii) this Note is not subject to any right of rescission, set-off, counterclaim or defense, and no claim of any such right has been asserted with respect thereto; (iii) this Note will not, with or without the giving of notice or the lapse of time or both, violate or conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which Maker is a party, or by which Maker is bound; (iv) the execution and delivery of this Note and security and Borrowers’ performance of the obligations hereunder shall not require any consents or approvals of any third persons; and (v) the individual executing this Note has full power and authority to execute and deliver this Note and the shares pledged as security heretofore.

Maker:

Flexpoint Sensor Systems, Inc.

/s/ Clark Mower

By:    Clark Mower

President

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